UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

900, 520 - 3 Avenue SW
Calgary, Alberta Canada T2P 0R3

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 30, 2017, Gran Tierra Energy Inc. (“Gran Tierra Energy”), through two of its indirect subsidiaries, Gran Tierra Energy International Holdings Ltd. (“GTEIH”) and Gran Tierra Luxembourg Holdings S.Á R.L. (such subsidiaries, the “Selling Subsidiaries”), completed the previously announced disposition of Gran Tierra Energy’s assets in Brazil, including its 100% working interest in the Tiê Field and all of Gran Tierra' Energy’s interest in exploration rights and obligations held pursuant to concession agreements granted by the Agência Nacional do Petróleo, Gás Natural e Biocombustíveis of Brazil. Pursuant to the terms of a Share and Loan Purchase Agreement dated February 5, 2017 by and among the Selling Subsidiaries and Maha Energy AB (“Maha”) (the “Initial Disposition Agreement”) and subsequent amending agreements dated May 30, 2017, June 22, 2017 and June 26, 2017 (the Initial Disposition Agreement and such amending agreements, the “Disposition Agreements”), Gran Tierra Energy completed the disposition of its Brazil business unit for a purchase price of US$35 million which, after certain interim closing adjustments as provided for in the Disposition Agreements, resulted in cash consideration paid to the Selling Subsidiaries of approximately US$38 million.

Specifically, pursuant to the Disposition Agreements, the Selling Subsidiaries agreed to sell for US$35 million in cash, plus or minus working capital adjustments, plus, if applicable, certain other adjustments and interest: (1) all of the outstanding shares of Gran Tierra Energy’s indirect subsidiary Gran Tierra Finance (Luxembourg) S.Á R.L. (“GT Finance”), which sale includes the indirect sale of GT Finance’s subsidiaries Gran Tierra Brazco (Luxembourg) S.Á R.L. (“GT Brazco”) and Gran Tierra Energy Brasil Ltda. (“GTEB”), and (2) debt owed by GT Finance and GT Brazco to GTEIH. GT Finance, GT Brazco and GTEB hold all of the assets of the Gran Tierra Energy Brazil business unit.

The foregoing description of the Disposition Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Disposition Agreements, copies of which are filed as Exhibits 2.1, 2.2, 2.3 and 2.4 hereto and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2017, David Hardy, Vice President Legal and General Counsel of Gran Tierra Energy, informed Gran Tierra Energy Inc. of his intention to retire. Gran Tierra Energy and Mr. Hardy currently expect that Mr. Hardy will retire effective on or about August 30, 2017.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following Unaudited Condensed Pro Forma Consolidated Financial Statements are included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

i.	Condensed Pro Forma Consolidated Balance Sheet (Unaudited) as at March 31, 2017

ii.	Condensed Pro Forma Consolidated Statement of Operations (Unaudited) For the Three Months Ended March 31, 2017

iii.	Condensed Pro Forma Consolidated Statement of Operations (Unaudited) For the Year Ended December 31, 2016

iv.	Notes to the Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Share and Loan Purchase Agreement, dated February 5, 2017, by Gran Tierra Energy International Holdings Ltd., Gran Tierra Luxembourg Holdings S. Á. R.L. and Maha Energy AB*

2.2

Amendment #1, dated May 30, 2017, to the Share and Loan Purchase Agreement dated February 5, 2017 between Gran Tierra Energy International Holdings Ltd., Gran Tierra Luxembourg Holdings S.Á.R.L. and Maha Energy AB.

2.3

Amendment #2, dated June 22, 2017, to the Share and Loan Purchase Agreement dated February 5, 2017 between Gran Tierra Energy International Holdings Ltd., Gran Tierra Luxembourg Holdings S.Á.R.L. and Maha Energy AB.

2.4

Amendment #3, dated June 26, 2017, to the Share and Loan Purchase Agreement dated February 5, 2017 between Gran Tierra Energy International Holdings Ltd., Gran Tierra Luxembourg Holdings S.Á.R.L. and Maha Energy AB.

99.1	Unaudited Condensed Pro Forma Consolidated Financial Statements

* The schedules and/or exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of the omitted schedules and/or exhibits will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 6, 2017	GRAN TIERRA ENERGY INC.

/s/ Ryan Ellson
By: Ryan Ellson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share and Loan Purchase Agreement, dated February 5, 2017, by Gran Tierra Energy International Holdings Ltd., Gran Tierra Luxembourg Holdings S. Á. R.L. and Maha Energy AB*

2.2

Amendment #1, dated May 30, 2017, to the Share and Loan Purchase Agreement dated February 5, 2017 between Gran Tierra Energy International Holdings Ltd., Gran Tierra Luxembourg Holdings S.Á.R.L. and Maha Energy AB.

2.3

Amendment #2, dated June 22, 2017, to the Share and Loan Purchase Agreement dated February 5, 2017 between Gran Tierra Energy International Holdings Ltd., Gran Tierra Luxembourg Holdings S.Á.R.L. and Maha Energy AB.

2.4	Amendment #3, dated June 26, 2017, to the Share and Loan Purchase Agreement dated February 5, 2017 between Gran Tierra Energy International Holdings Ltd., Gran Tierra Luxembourg Holdings 5, S. Á. R.L. and Maha Energy AB.

99.1	Unaudited Condensed Pro Forma Consolidated Financial Statements

* The schedules and/or exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of the omitted schedules and/or exhibits will be furnished to the Securities and Exchange Commission upon request.